CURO To Acquire Flexiti, A Leading Canadian
POS/BNPL Lender, For $121 Million

Cash at close of $85 million; earn-out of $36 million

–Flexiti, founded in 2013, is a leading provider of point-of-sale (“POS”) consumer financing solutions in Canada with the market-leading omni-channel FinTech platform

–Provides CURO instant capability and scale opportunity in Canada’s credit card and POS financing markets

–Flexiti’s omni-channel buy-now-pay-later (“BNPL”) solution is available in nearly 6,000 retail locations and e-commerce sites across Canada

–Enhances CURO’s long-term growth, financial and risk profiles

February 1, 2021

Wichita, Kansas--(Business Wire)-- CURO Group Holdings Corp. (NYSE: CURO) (“CURO”), a market leader in providing credit to non-prime consumers, today announced it has entered into an agreement to acquire Flexiti Financial Inc. (“Flexiti”), an emerging growth Canadian POS/BNPL provider. Under the terms of the agreement, CURO will acquire Flexiti for cash at closing of $85 million. The transaction also includes contingent consideration of up to $36 million based on the achievement of risk-adjusted revenue and origination targets over the next two years.

The acquisition of Flexiti further diversifies CURO’s revenue mix by product and geography and accesses the full spectrum of Canadian consumers by adding an established omni-channel private label credit card platform and POS financing capabilities. Flexiti primarily serves prime consumers and the combination presents significant revenue and earnings growth opportunities by using CURO’s expertise to expand Flexiti’s non-prime product offerings. The transaction also provides the opportunity to leverage CURO’s loan servicing experience to improve Flexiti’s profit margins. The combination of CURO and Flexiti brings together two complementary businesses with like-minded management teams to serve prime and non-prime Canadian consumers directly or at the POS. In connection with the transaction, Flexiti refinanced and expanded its nonrecourse asset-backed warehouse financing facility from $296 million to $390 million.

Flexiti, one of Canada’s fastest growing companies, is a privately-held POS lender headquartered in Toronto, offering customers flexible payment plans at retailers that sell goods such as furniture, appliances, jewelry and electronics. Flexiti is experiencing strong growth with originations increasing from C$49 million in 2017 to over C$290 million in 2020. Through the company’s award-winning BNPL platform and proprietary technology, customers can be approved instantly to shop with their FlexitiCard, which they can use online or in-store to make multiple purchases, within their credit limit, without needing to reapply. In 2020, Flexiti was recognized by The Globe and Mail (Canada’s Fastest Growing Companies– ranked 6th), Canadian Business (Growth List – ranked 3rd), Deloitte (Technology Fast 50 TM – ranked 6th) and The Financial Times (The Americas’ Fastest Growing Companies – ranked 29th, 2nd in Canada).

“Flexiti is one of Canada’s fastest-growing BNPL providers with a market-leading omni-channel FinTech platform. This acquisition serves as an important milestone for CURO’s continued value creation in Canada allowing the company to serve customers across all channels and with an expanded product set,” said Don Gayhardt, President and Chief Executive Officer of CURO. “CURO has been focused on M&A opportunities that align with our key strategic growth areas in Canada and cards, and this acquisition accelerates our progress on both fronts. Beyond the compelling strategic rationale and enhancements this transaction brings to our long-term growth strategy, Flexiti is a strong cultural fit for CURO. Credit risk management is a core competency for both companies that seek to optimize the balance between growth and prudent credit risk management to maximize long-term profitability. Both companies structure their businesses around the value of the omni-channel model, and continually enhance their product suites to best meet the evolving needs of their customers. Flexiti’s management team and technology are first-rate and the company is well-positioned to execute on a strategic plan that calls for continued rapid origination growth. I’m excited to welcome Flexiti to the CURO team and look forward to creating value for all of our stakeholders.”

Peter Kalen, founder and CEO of Flexiti, said, “Flexiti continues to grow at a rapid rate and this transaction will enable us to accelerate our growth trajectory. I am tremendously proud of the success that Flexiti has achieved in its seven years of operations and I have no doubt we are better positioned than ever to provide great BNPL offerings to our retail partners and cardholders. Through this acquisition, Flexiti will leverage CURO’s financial strength, lending expertise and leadership across the credit spectrum to strengthen Flexiti’s position as a leading Canadian BNPL solution provider.”

Timing and Approvals
The transaction has been approved by the Board of Directors of each company and is expected to close in the first quarter of 2021, subject to customary Canadian regulatory approvals.

Advisors
Osler, Hoskin and Harcourt served as legal counsel to CURO in this transaction. Houlihan Lokey served as financial advisor and Norton Rose Fulbright Canada served as legal counsel to Flexiti in this transaction.

Investor Call
CURO and Flexiti will hold a joint conference call to discuss the transaction at 8:30 am ET today. The call will include a discussion of the transaction followed by a question and answer session with management from CURO and Flexiti.

Conference Call Information: The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/. You may access the call at 1-866-807-9684 (1-412-317-5415 for international callers). Please ask to join the CURO Group Holdings and Flexiti call.

A supplemental investor presentation providing more details on Flexiti and the acquisition is available in the “Events & Presentations” section of CURO’s Investors website at https://ir.curo.com/events-and-presentations.

Archive: A taped replay of this call will be available until February 8, 2021. Eastern Time. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 10152172. An archived version of the webcast will be available on the CURO Investors website for 90 days.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include statements regarding projections, estimates and assumptions about the impact of the transaction on us, including our belief that the acquisition enhances long-term growth and financial and risk profiles, further diversifies our revenue mix and creates value for our stakeholders; the revenue, earnings and origination growth opportunities and improved profit margins for Flexiti following combination; Flexiti’s projected 2020 originations; and the expected timing of the acquisition. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: the inability of the parties to successfully or timely consummate the proposed transaction, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the proposed transaction; failure to realize the anticipated benefits of the proposed transaction; risks relating to the uncertainty of projected financial information; the effects of competition on the combined company’s future business; our ability to attract and retain customers; market, financial, political and legal conditions; the impact of COVID-19 pandemic on the combined company’s business and the global economy; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; errors in our internal forecasts; our level of indebtedness; our ability to integrate acquired businesses; actions of regulators and the negative impact of those actions on our business; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; any failure of third-party lenders upon whom we rely to conduct business in certain states; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

About CURO
CURO Group Holdings Corp. (NYSE: CURO), operating in two countries and powered by its fully integrated technology platform, is a provider of credit to non-prime consumers. In 1997, the Company was founded in Riverside, California by three Wichita, Kansas childhood friends to meet the growing consumer need for short-term loans. Their success led to opening stores across the United States and expanding to offer online loans and financial services across two countries. Today, CURO combines its market expertise with a fully integrated technology platform, omni-channel approach and advanced credit decisioning to provide an array of credit products across all mediums. CURO operates under a number of brands including Speedy Cash®, Rapid Cash®, Cash Money®, LendDirect®, Avío Credit®, Opt+® and Revolve Finance®. With over 20 years of operating experience, CURO provides financial freedom to non-prime consumers.

About Flexiti
Flexiti is one of Canada's fastest-growing point-of-sale lenders, offering customers 0% interest financing at retailers that sell big-ticket goods like furniture, appliances, jewelry and electronics. Through its award-winning buy-now-pay-later platform, customers can be approved instantly to shop with their FlexitiCard, which they can use online or in-store to make multiple purchases, within their credit limit, without needing to reapply. Accepted at nearly 6,000 locations and ecommerce sites across Canada including The Brick, Leon's, Staples, Sleep Country, Wayfair, Birks and Peoples Jewellers, Flexiti aims to make our customers' lives more affordable and help our retail partners grow their sales by offering flexible financing options.

Flexiti's technology platform is recognized as market leading, winning ACT (Advanced Card Technologies) Canada's 2015 Technology Innovation Award for Payments Benefiting Merchants. In 2017, Flexiti was recognized in North America as the Leading Emerging Fintech by LendIt. In 2019, Flexiti was named Canada's 11th fastest growing company by The Globe and Mail, ranked 7th in the Deloitte Technology Fast 50TM program, and 40th in Deloitte North America Technology Fast 500TM. In 2020, Flexiti ranked 29th in The Americas' 500 Fastest Growing Companies by the Financial Times, 6th in The Globe and Mail’s Canada’s Top Growing Companies, 3rd on the 2020 Growth List and 6th and 39th on Deloitte Technology Fast 50TM and Fast 500TM, respectively.

For more information, visit www.flexiti.com.

Investor Relations:
Roger Dean
Executive Vice President and Chief Financial Officer
Phone: 844-200-0342
Email: IR@curo.com

Or

Financial Profiles, Inc.
Curo@finprofiles.com

(CURO-NWS)